Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Morgans Hotel Group Co.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131834) of Morgans Hotel Group Co. of our report dated March 27, 2007, relating to the financial statements of Morgans Hotel Group Co. and our report dated March 19, 2007, relating to the financial statements of 1100 West Properties LLC, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

March 28, 2007